UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

WINNER MEDICAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2813-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 annual meeting of stockholders of Winner Medical Group Inc. (the “Company”) was held on Friday, April 29, 2011 at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, China.  Of the 24,130,247 shares of the Company’s common stock entitled to vote at the meeting, 21,957,549 shares, or 91%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

The Company’s shareholders elected the five nominees below to hold office until the 2012 annual meeting of shareholders or until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Jianquan Li	19,128,659	9,577	2,819,313
Xiuyuan Fang	19,126,345	11,891	2,819,313
Larry Goldman	19,128,574	9,662	2,819,313
Lawrence Xiaoxia Pan	19,126,545	11,691	2,819,313
Dr. Horngjon Shieh	19,128,714	9,522	2,819,313

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of BDO Limited as the Company’s independent auditor for the fiscal year ending September 30, 2011 was ratified and approved by the following votes:

For	Against	Abstained	Broker Non-Vote

21,941,263	9,643	6,643	0

3.	Advisory (non-binding) proposal concerning the Company’s named executive compensation program

The shareholders ratified the advisory (non-binding) proposal concerning the Company’s named executive compensation program by the following votes:

For	Against	Abstained	Broker Non-Vote

19,079,462	29,660	29,114	2,819,313

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4.	Advisory (non-binding) proposal concerning the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program

The shareholders made the advisory (non-binding)  selection of once every three (3) years for the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program by the following votes:

For
1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
208,243	21,520	320,906	18,345,079	3,061,794

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: May 4, 2011	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer

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